UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2010
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SES Solar Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49891	33-0860242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36, chemin du Champ-des-Filles, Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 41.22.884.1484
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 23, 2010, Claudia Rey entered into an agreement with Flannel Management Sarl (“Flannel Management”) whereby Claudia Rey sold to Flannel Management 2,414,341 shares of common stock, par value $0.001 per share (“Common Stock”), of SES Solar Inc. (the “Company”) in exchange for 100,000 Swiss francs (the “Stock Sale Agreement”).  Pursuant to the terms of the Stock Sale Agreement, Flannel Management paid 100,000 Swiss francs on November 23, 2010.  The 2,414,341 shares of Common Stock sold to Flannel Management represent approximately 3.3% of the 72,984,168 shares of Common Stock issued and outstanding as of November 23, 2010, and Flannel Management will own 37,180,849 shares of Common Stock in the aggregate, representing approximately 50.1% of the 72,984,168 shares of Common Stock issued and outstanding as of November 23, 2010.  Sandrine Crisafulli, the chief financial officer and chief operating officer of the Company, is the sole shareholder and managing officer of Flannel Management, and Philippe Crisafulli, her husband and a member of the board of directors and the chief executive officer of the Company, is employed by Flannel Management.  Flannel Management, through Mr. Crisafulli, provides the Company with research and development, production, manufacturing and operational support pursuant to a 10-year guaranteed consulting agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 30, 2010

SES SOLAR INC.

By:	/s/ Sandrine Crisafulli
Sandrine Crisafulli
Chief Financial Officer and Chief Operating Officer